Exhibit 99.1

CorEnergy Schedules Earnings Release for Fiscal Year 2016

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo.—February 27, 2017 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) ("CorEnergy" or the "Company") will report earnings results for its fiscal year ended December 31, 2016 on March 1, 2017.

CorEnergy will host a conference call on Thursday, March 2, 2017, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 877-407-8035 (for international, 1-201-689-8035) approximately five to ten minutes prior to the scheduled start time. The call will also be webcast in a listen-only format. A link to the webcast will be accessible at corenergy.reit.

A replay of the call will be available until 11:59 p.m. Eastern Time on April 2, 2017 by dialing 877-481-4010 (for international, 1-919-882-2331). The Conference ID is 13655589. A replay of the conference call will also be available on the Company’s website.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential midstream and downstream energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We seek long-term contracted revenue from operators of our assets, primarily under triple net participating leases. For more information, please visit corenergy.reit.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit

1100 Walnut, Suite 3350, Kansas City, MO 64106 | Main: 816-875-3705 | Fax: 816-875-5875 | corridortrust.com